REALTOR®

PURCHASE AND SALE AGREEMENT
COPYRIGHTED BY AND SUGGESTED FOR USE BY THE MEMBERS OF THE NORTHEAST FLORIDA ASSOCIATION OF REALTORS®, INC.

REALTOR®

Fischer Family Investments LLC ______ ("BUYER/PURCHASER") (name(s) as reflected on government-issued photo ID and **marital status** if individual(s)) and HCO 1, LLC. ______ ("SELLER") (name(s) as reflected on deed or government-issued photo ID and **marital status** if individual(s)), which terms may be singular or plural and include the successors, personal representatives and assigns of BUYER and SELLER, hereby agree that SELLER will sell and BUYER will buy the following described property with all improvements ("the Property"), upon the following terms and conditions and as completed or marked. In any conflict of terms or conditions, that which is added will supersede that which is printed or marked.

PROPERTY DESCRIPTION:

(a) Street address, city, zip code: 22802 Ann Miller Rd, Panama City Beach, FL 32413

(b) The Property is located in Bay County, Florida. Property Tax ID No: 35246-010-280

(c) Legal description of the Real Property (if lengthy, see attached legal description): ______
LAKEVIEW LOT 28 ORB 4637 P 2316

The Property will be conveyed by statutory general warranty deed, trustee's, personal representative's or guardian's deed as appropriate to the status of SELLER (unless otherwise required herein), subject to current taxes, existing zoning, recorded restrictive covenants governing the Property, and easements of record which do not adversely affect marketable title. **Under Florida law, financing of the BUYER's principal residence requires BUYER and BUYER's spouse to sign the mortgage(s). Under Florida law, the sale of a principal residence requires SELLER's spouse to sign the deed even if the spouse's name is not on SELLER's present deed.**

1. PURCHASE PRICE to be paid by BUYER is payable as follows:

(A) Binder deposit ☐ is paid herewith or, ☑ is due within 3 days after date of acceptance of this Agreement, which will remain a binder until closing unless sooner disbursed according to the provisions of this Agreement. If neither box is marked binder deposit is to be paid herewith	$ 12,000.00
(B) Additional binder deposit due on or before ______ or ______ days after date of acceptance of this Agreement	$______
(C) Proceeds of a note and mortgage to be executed by BUYER to any Lender other than SELLER (base loan amount excluding FHA MIP, funding fees or financed closing costs)	$______
(D) Seller financing by note and mortgage executed by BUYER to SELLER (requires use of Seller Financing Addendum)	$______
(E) Balance due at closing (not including BUYER's closing costs, prepaid items or prorations) by wire transfer or, if allowed by settlement agent, by cashier's or official check drawn on a United States banking institution	$ 788,000.00
(F) **PURCHASE PRICE**	$ 800,000.00

Binder deposit(s) to be held by:
Name: Endpoint Title
Address: 4237 N. Craftsman Court, Scottsdale, AZ 85251
Phone: +1 (602) 610-1242 Fax: n/a
E-mail closing.az@endpoint.com

Note: In the event of a dispute between BUYER and SELLER regarding entitlement to the binder deposit(s) held by an attorney or title insurance agency, Broker's resolution remedies referenced in paragraph 12(A) hereof are not available.

2. **FINANCING INFORMATION:** BUYER intends to finance this transaction as follows:

☑ cash

☐ loan without financing contingency

☐ loan as marked below with financing contingency. Loan Approval ☐ is or ☐ is not conditioned upon the closing of the sale of other real property owned by BUYER. If neither box is marked then Loan Approval is not conditioned upon the closing of the sale of other real property owned by BUYER.

(A) ☐ **FHA: "**It is expressly agreed that notwithstanding any other provisions of this contract, the PURCHASER shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the PURCHASER has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement Lender setting forth the appraised value of the Property of not less than $ _______________. The PURCHASER shall have the privilege and option of proceeding with consummation of this contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or the condition of the Property. The PURCHASER should satisfy himself/herself that the price and condition of the Property are acceptable."

If Purchase Price changes, the dollar amount referenced in line 58 should be changed to reflect the new Purchase Price.

(B) ☐ **VA:** It is expressly agreed that, notwithstanding any other provisions of this Agreement, the BUYER shall not incur penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the Property described herein, if this Agreement purchase price or cost exceeds the reasonable value of the Property established by the Veterans Administration. The BUYER shall, however, have the privilege and option of proceeding with the consummation of this Agreement without regard to the amount of reasonable value established by the VA.

(C) ☐ **CONVENTIONAL OR USDA FINANCING**: If BUYER's financing is conventional or USDA, it is expressly agreed that, notwithstanding any other provision of this Agreement, BUYER shall not incur penalty by forfeiture of deposit(s) or otherwise be obligated to complete the purchase of the Property described herein if the purchase price exceeds the appraised value of the Property as established by the lender's appraiser. BUYER shall, however, have the option of proceeding with the consummation of this Agreement without regard to the amount of said appraised value. This contingency shall expire 5 days after expiration of the Loan Approval Period.

(D) ☐ **OTHER FINANCING:** ☐ **SELLER FINANCING** ☐ **MORTGAGE ASSUMPTION.** If marked, see applicable Addendum attached hereto and made a part hereof.

APPLICATION: Within _____ days (5 days if left blank) after date of acceptance of this Agreement, BUYER will complete the application process for mortgage loan(s). BUYER will timely furnish any and all credit, employment, financial, and other information required by lender sufficient to generate a Loan Estimate, pay all fees required by BUYER's lender and make a continuing and diligent effort to obtain loan approval, **otherwise, BUYER is in default.** BUYER hereby authorizes BUYER's lender to disclose information regarding the status, progress and conditions of loan application and loan approval to SELLER, SELLER's attorney, Broker(s) to this transaction, and the closing attorney/settlement agent. **BUYER and SELLER hereby further authorize BUYER's lender and the closing attorney/settlement agent to provide a copy of the combined settlement statement and the BUYER and SELLER Closing Disclosures to Broker(s) to this transaction when provided to BUYER and SELLER, both before and at closing (consummation).**

Unless the mortgage loan is approved within _____ days (45 days if left blank) after date of acceptance of this Agreement, without contingencies other than lender-required repairs/replacements/treatments, marketable title and survey, hereinafter called the **Loan Approval Period, BUYER shall have 5 days thereafter to terminate this Agreement by written notice to the SELLER, or be deemed to have waived the financing contingency.** If BUYER does not terminate this Agreement within said 5 day period neither BUYER nor SELLER shall have a right to terminate this Agreement under this paragraph, the binder deposit shall not be refundable because of BUYER's failure to obtain financing, and this Agreement shall continue through the date of closing.

3. **TITLE EXAMINATION AND DATE OF CLOSING (CONSUMMATION):**

(A) If title evidence and survey, as specified below, show SELLER is vested with marketable title, including legal access, the transaction will be closed and the deed and other closing papers delivered on or before **(mark only one box):**

☐ _______days (15 days if left blank) after the **Loan Approval Period;** or

☐ ______________________________ (specific date); or

☑ 15 days after date of acceptance of this Agreement,

unless extended by other conditions of this Agreement.

Marketable title means title which a Florida title insurer will insure as marketable at its regular rates and subject only to matters to be cured at closing and the usual exceptions such as survey, current taxes, zoning ordinances, covenants, restrictions and easements of record which do not adversely affect marketable title. From the date of acceptance of this Agreement through closing, SELLER will not take or allow any action to be taken that alters or changes the status of title to the Property.

(B) **Extension of Date of Closing:** If closing cannot occur by the date of closing due to Consumer Financial Protection Bureau (CFPB) delivery requirements, the date of closing shall be extended for the period necessary to satisfy CFPB delivery requirements, not to exceed 10 days. If extreme weather, act of God, act of terrorism or war ("force majeure") prevents any obligation under this Agreement from being performed or causes the unavailability of insurance, all time periods, including the date of closing, will be extended for the period of time that any of the above prevents performance of any obligation under this Agreement, but in no event more than 5 days after restoration of services essential to the closing process and availability of applicable insurance. If force majeure prevents performance of any obligation under this Agreement for more than 30 days beyond the date of closing, BUYER or SELLER may terminate this Agreement by delivering written notice to the other party.

If title evidence or survey reveals any defects which render title unmarketable, or if the Property is not in compliance with governmental regulations/permitting, BUYER or closing agent will have 5 days from receipt of title commitment, survey or written evidence of any permitting/regulatory issue to notify SELLER in writing of such defects. SELLER agrees to use reasonable diligence to cure such defects at SELLER's expense and will have 30 days to do so, in which event this transaction will be closed within 10 days after delivery to BUYER of evidence that such defects have been cured but not sooner than the date of closing. SELLER agrees to pay for and discharge all due and delinquent taxes, liens and other monetary encumbrances unless otherwise agreed in writing. If SELLER is unable to convey marketable title, or to cure permitting/regulatory compliance issues, BUYER will have the right to either terminate this Agreement or to accept the Property as SELLER is able to convey, and to close this transaction upon the terms stated herein, which election must be exercised within 10 days after BUYER's receipt of SELLER's written notice of SELLER's inability to cure.

4. **TITLE EVIDENCE / MUNICIPAL LIEN SEARCH:**

(A) TITLE EVIDENCE: At least _______ days before date of closing (10 days if left blank), the party paying for the title insurance shall cause the title agent to issue a title insurance commitment for an owner's policy in the amount of the Purchase Price and a title insurance commitment for a mortgage policy in the amount of BUYER's loan(s) if BUYER is financing the purchase. Any expense of curing title defects such as, but not limited to, legal fees, discharge of liens and recording fees will be paid by SELLER.

(B) MUNICIPAL LIEN SEARCH: If a municipal lien search is required in this Agreement, at least _________ days before date of closing (10 days if left blank), the party paying for this search shall obtain and provide to the closing attorney/settlement agent a municipal lien search.

YSD 02/26/23 7:26 PM dotloop verified

5. **SURVEY:** At least ______days before date of closing (10 days if left blank), the party paying for the survey shall cause to be delivered to the closing attorney/settlement agent **(mark only one box):**

JFB uncheck

☑ a new staked survey of the Property dated within (3) months of date of closing showing all improvements, certified to BUYER, SELLER, lender, and the title insurer in compliance with Florida law; or

☐ a copy of a previously made survey of the Property showing all existing improvements and sufficient to allow removal of the survey exceptions from the title insurance commitment **or, if insufficient, then a new staked survey is required**; or

☐ No survey is required.

If a surveyor's flood elevation certificate is required, BUYER shall pay for it.

6. **CASUALTY LOSS OR DAMAGE:** If the Property is damaged by any casualty prior to closing, SELLER shall immediately notify BUYER in writing. If the cost of repair or restoration does not exceed 3% of the Purchase Price, cost of repair or restoration will be an obligation of SELLER and closing will proceed pursuant to the terms of this Agreement. If the cost of repair or restoration exceeds 3% of the Purchase Price, BUYER may terminate this Agreement by giving written notice to SELLER within 10 days after BUYER's receipt of written notice from SELLER of the casualty. If BUYER has not so terminated, SELLER shall have 30 days from the end of said 10 day period to complete the repairs in accordance with the conditions required by paragraph 14 and all applicable laws. Closing shall occur within 20 days thereafter but not sooner than the date of closing as set forth in paragraph 3.

If BUYER has not terminated as above, and the cost of repair or restoration exceeds said 3% and SELLER declines to pay the excess, then SELLER must notify BUYER in writing of same within 15 days after the casualty. In this event, BUYER may either purchase the Property as is, together with any insurance proceeds payable by virtue of such casualty (to be assigned by SELLER to BUYER upon closing) plus an amount equal to SELLER's deductible, or BUYER may terminate this Agreement. BUYER shall have 5 days

after receipt of SELLER's written notice of refusal to pay the excess costs to terminate this Agreement, or be deemed to have elected to proceed with this transaction.

7. **PRORATIONS:** All taxes, rents, condominium and homeowners' association fees, solid waste collection/recycling/disposal fees, stormwater fees, and Community Development District (CDD) fees will be prorated through the day before closing based on the most recent information available to the closing attorney/settlement agent, using the gross tax amount for estimated tax prorations. The day of closing shall belong to BUYER. Any proration based on an estimate shall be reprorated at the request of either party upon receipt of the actual bill based on the maximum discount available.

PROPERTY TAX DISCLOSURE SUMMARY: BUYER SHOULD NOT RELY UPON SELLER'S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT THE BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER'S OFFICE FOR INFORMATION.

8. **BUYER WILL PAY:**

(A) CLOSING COSTS:

☐ Recording fees	☐ One-year home warranty ____________
☐ Intangible tax	☐ VA funding fee
☐ Note stamps	☐ Mortgage insurance premium
☐ Simultaneous mortgagee title insurance policy	☐ Mortgage discount not to exceed__________
☐ Title insurance endorsements	☐ Survey
☐ Lender's flood certification fees	☐ Closing attorney/settlement fee
☐ Mortgage origination charges	☐ BUYER's courier/wire fees
☐ Appraisal fee	☐ Title search
☐ Credit report (s)	☐ Municipal lien search
☐ Inspection and reinspection fees	☐ Broker transaction fee $____________
☐ Tax service fee	☐ Mortgage transfer and assumption charges
☐ Wood-destroying organism report	
☒ Other Half the owners title related fees	

YSD 02/26/23 7:26 PM EST dotloop verified
DS JFB

(B) All other charges required by lender(s) in connection with the BUYER's loan(s), unless prohibited by law or regulation, **together with lender related settlement/title service fees charged to process, close and post close BUYER's loan(s).**

(C) Condominium and homeowners' association application/transfer fees, the cost of completion of a lender's condominium questionnaire fees, and capital contributions, if required.

YSD 02/26/23 7:26 PM EST dotloop verified
DS JFB

(D) PREPAIDS: Prepaid hazard, flood and wind insurance, taxes, interest and mortgage insurance premiums if required by the lender.

9. **SELLER WILL PAY:**

YSD 02/26/23 7:26 PM EST dotloop verified
JFB

(A) CLOSING COSTS:

☑ Deed stamps	☑ One-year home warranty ~~NTE $995~~ $500
uncheck ☑ Owner's title insurance policy	☐ Mortgage discount not to exceed__________
☑ Title search	☐ Appraisal fee
☑ Closing attorney/settlement fee	☑ Municipal lien search
☑ Survey	
☑ Satisfaction of mortgage and recording fee	
☑ SELLER's courier/wire fees	
☒ Other Half the owners title related fees	

YSD 02/26/23 7:26 PM EST dotloop verified
JFB

(B) Real estate commission and broker transaction fee pursuant to the listing agreement.

(C) Condominium and homeowners' association estoppel/statement fees, payable upon request by the closing attorney/settlement agent.

(D) All other charges required by lender(s) in connection with the BUYER's loan(s) which BUYER is prohibited from paying by law or regulation.

(E) If SELLER agrees to pay any amount toward BUYER's closing costs (which shall include BUYER's prepaids), SELLER shall be obligated to pay, upon closing, **only those costs marked in paragraph 8(A)** and those specified in paragraphs 8(B), 8(C) and 8(D). This amount will include all VA non-allowables not specified to be paid by SELLER.

(F) All mortgage payments, condominium and homeowners' association fees and assessments, CDD fees

and government special assessments due and payable shall be paid current at SELLER's expense at the time of closing.

(G) **Property Assessed Clean Energy Financing ("PACE")**. At or before closing, SELLER will pay in full the amount of any assessment or lien imposed on the Property pursuant to Section 163.08 of the Florida Statutes for a qualifying improvement to the Property related to energy efficiency, renewable energy, or wind resistance.

(H) Public Body Special Assessments. At closing, SELLER will pay: (i) the full amount of liens imposed by a public body that are certified, confirmed and ratified before the date of closing not payable in installments; and (ii) the amount of the public body's most recent estimate or assessment for an improvement which is substantially completed as of date of acceptance of this Agreement but that has not resulted in a lien being imposed on the Property before closing. "Public body" does not include a condominium or homeowners' association or CDD.
If public body special assessments may be paid in installments (Mark only one box)
☐ BUYER shall pay installments due after date of closing.
☑ SELLER will pay the assessment in full prior to or at the time of closing.

IF NEITHER BOX IS MARKED BUYER SHALL PAY INSTALLMENTS DUE AFTER THE DATE OF CLOSING. This paragraph 9(G) shall not apply to liens imposed by a Community Development District created by Florida Statute 190. The special benefit tax assessment imposed by a Community Development District shall be treated as an ad valorem tax.

10. **DEFAULT:**

(A) If BUYER defaults under this Agreement, all binder deposit(s) paid and agreed to be paid (after deduction of unpaid closing costs incurred except inspection fee(s), credit report and appraisal fees, which shall be BUYER's sole responsibility), will be retained by SELLER as agreed upon liquidated damages, consideration for the execution of this Agreement, and in full settlement of any claims. BUYER and SELLER will then be relieved of all obligations to each other under this Agreement except for BUYER's responsibility for damages caused during inspections as described in paragraph 14.

(B) If SELLER defaults under this Agreement, BUYER may either: (i) seek specific performance; or (ii) elect to receive the return of BUYER's binder deposit(s) without thereby waiving any action for damages resulting from SELLER's default.

(C) Binder deposit(s) retained by SELLER as liquidated damages will be distributed pursuant to the terms of the listing agreement.

11. **NON-DEFAULT PAYMENT OF EXPENSES:**

(A) If BUYER fails to perform, but is not in default**,** all loan and sale processing and closing costs incurred, whether the same were to be paid by BUYER or SELLER, will be the responsibility of BUYER with costs deducted from the binder deposit(s), and the remainder of the binder deposit(s) shall be returned to BUYER. This will include but not be limited to the transaction not closing because BUYER does not obtain the required financing as provided in this Agreement or BUYER invokes BUYER's right to terminate under any contingency in this Agreement; however, if Buyer elects to terminate this Agreement pursuant to paragraphs 2(A), 2(B), 2(C) or 14, each party will be responsible for all loan and sale processing costs specified to be paid by that party, except all inspections, including WDO Report, which shall be paid by BUYER.

(B) If SELLER fails to perform, but is not in default**,** all loan and sale processing and closing costs incurred, whether the same were to be paid by BUYER or SELLER, will be the responsibility of SELLER, and BUYER will be entitled to the return of the binder deposit(s). This will include the transaction not closing because SELLER elects not to pay for the amount in excess of the amounts in paragraph 6 with respect to casualty, loss or damage, or because SELLER cannot deliver marketable title, or is unable to cure permitting/regulatory compliance issues, but shall not include failure to appraise or termination pursuant to paragraph 14.

12. **BINDER DISPUTE, WAIVER OF JURY TRIAL AND ATTORNEY FEES:**

(A) In the event of a dispute between BUYER and SELLER as to entitlement to the binder deposit(s), the holder of the binder deposit(s) may file an interpleader action in accordance with applicable law to determine entitlement to the binder deposit(s), and the interpleader's attorney's fees and costs shall be deducted and paid from the binder deposit(s) and assessed against the non-prevailing party, or the broker holding the binder deposit(s) may request the issuance of an Escrow Disbursement Order from the Florida Division of Real Estate. In either event, BUYER and SELLER agree to be bound thereby, and shall indemnify and hold harmless the holder of the binder deposit(s) from all costs, attorney's fees and damages upon disbursement in accordance therewith.

(B) All controversies and claims between BUYER, SELLER or Broker, directly or indirectly, arising out of or relating to this Agreement or this transaction will be determined by non-jury trial. BUYER, SELLER and Broker, jointly and severally, knowingly, voluntarily and intentionally waive any and all rights to a trial by

jury in any litigation, action or proceeding involving BUYER, SELLER or Broker, whether arising directly or indirectly from this Agreement or this transaction or relating thereto. Each party will be liable for their own costs and attorney's fees except for interpleader's attorney's fees and costs, which shall be payable as set forth in paragraph 12(A).

13. **PROPERTY DISCLOSURE:** SELLER does hereby represent that SELLER has the legal authority and capacity to convey the Property, and that no other person or entity has an ownership interest in the Property. SELLER represents that SELLER has no knowledge of facts materially affecting the value of the Property other than those which BUYER can readily observe **except**: ______________________________

____

SELLER further represents that the Property is not now and will not be prior to the date of closing subject to a municipal or county code enforcement proceeding and that no citation has been issued **except:**

____

If the Property is or becomes subject to such a proceeding prior to the date of closing, SELLER shall comply with Florida Statutes 125.69 and 162.06; notwithstanding anything contained within said Statutes, SELLER shall be responsible for compliance with applicable code and all orders issued in such proceeding unless otherwise agreed herein. SELLER has received no written or verbal notice from any governmental entity as to uncorrected building, environmental or safety code violations, and SELLER has no knowledge of any repairs or improvements made to the Property not then in compliance with governmental regulations/permitting **except**: ______________________________

(A) **Energy Efficiency:** In accordance with Florida Statute 553.996, notice is hereby given that the BUYER of real property with a building for occupancy located thereon may have the building's energy-efficiency rating determined. BUYER acknowledges receipt of the Florida energy efficiency rating information brochure prepared by the State of Florida at the time of or prior to BUYER signing this Agreement.

(B) **Radon Gas Disclosure:** Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county health unit.

(C) **Flood Zone:** BUYER is advised to verify with the lender and appropriate government agencies whether flood insurance is required and what restrictions apply to improving the Property and rebuilding in the event of casualty.

(D) **Community Development District:** The Property may be in a Community Development District (CDD). **See Community Development District Disclosure for further information.**

(E) **Mold Disclosure:** Mold is naturally occurring. The presence of mold in a home or building may cause health problems and damage to the Property.

(F) **Defective Drywall:** The presence of defective drywall in a home may cause health problems and damage to the Property.

(G) **Airport Notice Zones**: If the Property is in Noise Zones A, B and/or an Airport Notice Zone, BUYER and SELLER agree to comply with the City of Jacksonville Ordinance Code Section 656.1010.

(H) **Historic Districts:** BUYER is advised to verify with appropriate government agencies whether the Property is in an historic district; if so, the Property is subject to additional guidelines and restrictions**. See Historic District Disclosure for further information.**

(I) **Other**: BUYER should exercise due diligence with respect to information regarding neighborhood crimes, sexual offenders/predators and any other matters BUYER deems relevant to the purchase of the Property.

14. **MAINTENANCE, INSPECTION AND REPAIR:** SELLER will maintain the Property in its present condition until closing, except for normal wear and tear and any agreed upon repairs/replacements/treatments. If BUYER elects not to have inspections and investigations performed, or fails to make a timely request for repairs/replacements/treatments as set forth in this paragraph 14, BUYER accepts the Property in its **"AS IS"** condition as of the date of acceptance of this Agreement. BUYER will be responsible for repair of all damages to the Property resulting from inspections and investigations, and BUYER will return the Property to its pre-inspection condition. These obligations shall survive termination of this Agreement.

(A) **Access and Utilities:** SELLER will make the Property available for inspections and investigations during the time provided for inspections and investigations in this paragraph and, if not, the time for inspections and investigations will be extended by the time access was denied. If utilities are not active at the time the inspections, investigations or appraisal are to be made, SELLER will pay to have the utilities (including, but not limited to, electricity, fuel/gas and water) activated for these purposes.

Within ______ days (10 days if left blank) after the date of acceptance of this Agreement ("Inspection Period"), BUYER may have the Property inspected and investigated by appropriately licensed inspectors or persons/entities holding a Florida license to build, repair or maintain the items inspected. BUYER and BUYER'S Broker have the right to be present during all inspections and investigations. The inspections and investigations include, but are not limited to:

(1) testing and inspecting all major appliances, heating, cooling, mechanical, electrical and plumbing systems, well and septic (including drain field systems), saltwater and freshwater ground permeation and intrusion, the roof, pool and pool equipment, defective drywall, defective flooring, mold, asbestos, lead-based paint, drainage, radon gas and environmental and sinkhole conditions;

(2) inspecting for active infestation and/or damage from termites and other wood-destroying organisms; and

(3) verifying the cost and availability of insurance, that condominium/homeowner's association insurance is satisfactory to BUYER's lender, verifying square footage measurements, and reviewing applicable zoning and historic classifications, covenants, restrictions, easements, rules, and other governing documents affecting the Property.

If BUYER determines, in BUYER's **sole discretion**, that the Property is not acceptable to BUYER, BUYER may prior to the expiration of the Inspection Period:

- terminate this Agreement by delivering written notice of termination to SELLER together with a copy of all written reports, if any, of inspections and investigations if such reports are requested by SELLER **(delivery of the NEFAR Release of Deposit and Mutual Agreement to Cancel Purchase and Sale Agreement is not sufficient as a written notice of termination);** or
- submit BUYER's written request to SELLER for repairs/replacements/treatments, together with a copy of all written reports, if any, of inspections and investigations. **BUYER and SELLER shall have 7 days from SELLER's receipt of such request within which to enter into a written agreement for repairs/replacements/treatments. If BUYER and SELLER have not entered into such written agreement within the 7 days, then BUYER may terminate this Agreement by giving written notice of termination to SELLER within 3 days after the 7 days, or be deemed to have accepted the Property without repairs/replacements/treatments except as may otherwise be provided in this Agreement. BUYER'S request for repairs/replacements/treatments or written agreement between BUYER and SELLER as to same shall not eliminate BUYER's right to terminate this Agreement at any time within the Inspection Period.**

  If this Agreement is terminated as provided in this paragraph, BUYER and SELLER shall be released from all further obligations under this Agreement except as otherwise provided in this paragraph 14. Prior to the binder deposit(s) being delivered to BUYER, BUYER shall provide SELLER with paid receipts for all investigations and inspections, if any.

BUYER shall be responsible for prompt payment for all of BUYER's inspections and investigations. BUYER agrees to indemnify and hold SELLER harmless from all losses, damages, claims, suits, and costs which may arise out of any contract, agreement, or injury to any person or property as a result of any activities of BUYER and BUYER's agents and representatives relating to inspections and investigations except for any losses, damages, claims, suits, or costs arising out of pre-existing conditions of the Property or out of SELLER's negligence, willful acts or omissions.

SELLER shall have any agreed upon repairs/replacements/treatments completed by appropriately licensed persons within 10 days after entering into a written agreement for such with BUYER **and receipt by SELLER of written notice of BUYER's loan approval, if applicable.** SELLER shall notify BUYER in writing upon completion of all agreed upon repairs/replacements/treatments and provide BUYER with copies of all receipts for same at that time. BUYER may, within 3 days after receipt of SELLER's written notice and delivery of such receipts, reinspect the Property solely to verify that SELLER has completed the agreed upon repairs/replacements/treatments. No other repair/replacement/treatment issues may be raised as a result of this reinspection.

<u>Walk-Through</u>: Prior to closing, BUYER may walk through the Property solely to verify that SELLER has maintained the Property in the condition required in this Agreement.

(B) **Broker's Notice:** BUYER and SELLER acknowledge and agree that neither the Listing Broker nor Selling Broker warrants the condition, size or square footage of the Property, and neither is liable to BUYER or SELLER in any manner whatsoever for any losses, damages, claims, suits, and costs regarding same. BUYER and SELLER hereby release and hold harmless said Brokers and their licensees from any losses, damages, claims, suits, and costs arising out of or occurring with respect to the condition, size or square footage of the Property. Brokers shall not be liable for the performance by any provider of services or products recommended by Brokers. Such recommendations are made as a courtesy. BUYER and SELLER may select their own providers of services or products.

(C) **BUYER's Responsibility:** Repairs, replacements and treatments to the Property after date of closing or BUYER's possession, whichever occurs first, will be BUYER's responsibility unless otherwise agreed in writing.

15. **POSSESSION:**

☑ BUYER will be given possession at closing;
or
☐ BUYER will be given possession within _____ days after closing at no rental cost to SELLER or as otherwise set forth in paragraph 17 hereof.
If neither box is marked then BUYER will be given possession at closing.

If possession is to be delivered before or after closing, the BUYER and SELLER shall execute a separate possession agreement prepared by legal counsel at possessor's expense at least 5 days before closing.

SELLER shall sweep the Property clean and remove all personal property not included in sale by time of BUYER's possession.

☑ SELLER represents that there are no parties in possession other than SELLER, or that any parties in possession other than SELLER shall vacate the Property before the date of closing;
or
☐ BUYER understands that the Property is available for rent or rented and the tenant may continue in possession following closing unless otherwise agreed in writing between the landlord and tenant. Within 5 days after date of acceptance of this Agreement, SELLER shall provide BUYER with a copy of all current leases and rent rolls for the Property and deliver to BUYER originals of same at closing. At closing, all tenant deposits will be transferred from SELLER to BUYER, and any leases shall be deemed to have been assigned by SELLER to BUYER. This Agreement shall be deemed an assignment of any leases upon closing, and the obligations thereunder assumed by BUYER.

16. **PERSONAL PROPERTY:** The following items, if owned by SELLER and existing on the Property on the date of the initial offer, are included in the Purchase Price: range/oven, cooktop, dishwasher, disposal, ceiling fans, intercom, audio/visual system wiring, solar panels, light fixtures and bulbs, smoke detector(s), bathroom mirrors, drapery hardware, all window treatments, garage door opener and controls, security gate and other access devices, mailbox and mailbox key, if applicable fence, plants and shrubbery as now installed on the Property, and those additional items checked below (to which no value has been assigned).

☑ Refrigerator(s)	☑ Microwave Oven	☐ Pool fence/barrier	☐ Mounted/installed speakers
☑ Washer	☐ Window/wall a/c	☐ Pool Sweep	☐ Water softener/treatment system
☑ Dryer	☐ Built-in Generator	☐ Above Ground Pool	☐ Storm shutters and panels
☐ Gas logs	☐ Wine cooler	☐ Storage Shed	☐ Spa or hot tub with heater
☐ Trash Compactor			

☐ Other (specify): ____
____

Items specifically excluded from this Agreement:
As pictured in MLS
____

17. **ADDENDA/RIDERS/DISCLOSURES**:

If marked the following are attached hereto and made a part of this Agreement:
☐ Condominium Rider
☐ Homeowners' Association/Community Disclosure Addendum
☐ Lead-Based Paint Disclosure For Residential Sales Addendum (required for pre-1978 homes)
☐ Continued Marketing Addendum
☐ Coastal Construction Control Line Disclosure Addendum
☐ Short Sale Addendum
☐ USDA Financing Addendum
☐ For Your Protection: Get a Home Inspection (for FHA Financing)
☐ Counter Offer Addendum (To accept a counter offer, BUYER and SELLER must sign both this Agreement and the Counter Offer Addendum.)
☐ Energy-Related Improvement Assessment Addendum (affects only properties that have PACE financing)
☐ Other (Specify here) ____

ADDITIONAL TERMS AND CONDITIONS: ____
Buyer and Seller will split costs for all owners title policy related fees
Seller to pay up to $500 for home warranty,

YSD 02/26/23 7:26 PM EST dotloop verified

DS JFB

JFB

YSD 02/26/23 7:26 PM EST dotloop verified

Seller to provide Buyer a copy of survey they received at closing.

18. **COMPLETE AGREEMENT AND MISCELLANEOUS PROVISIONS:** BUYER and SELLER acknowledge receipt of a copy of this Agreement. Except for brokerage agreements, BUYER, SELLER and Broker agree that the terms of this Agreement constitute the entire agreement between them and that they have not received or relied on any representations by Brokers or any material regarding the Property including, but not limited to, listing information, that are not expressed in this Agreement. No prior or present agreements or representations will bind BUYER, SELLER or Brokers unless incorporated into this Agreement. Modifications of this Agreement will not be binding unless in writing, signed and delivered by the party to be bound. This Agreement and any modifications to this Agreement may be signed in counterparts and may be executed and/or transmitted by electronic media, including facsimile and email. Headings are for reference only and shall not be deemed to control interpretations. If any provision of this Agreement is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. Neither this Agreement nor any memorandum hereof will be recorded in any public records. For emphasis, some provisions have been bolded and or capitalized, but every provision in this Agreement is significant and should be reviewed and understood. No provision should be ignored or disregarded because it is not in bold or otherwise emphasized in some manner.

    In the performance of the terms and conditions of this Agreement each party will deal fairly and in good faith with the other. Written notice to the Broker for a party shall be deemed notice to that party. All assignable repair and treatment contracts and warranties are deemed assigned by SELLER to BUYER at closing unless otherwise stated herein. SELLER agrees to sign all documents necessary to accomplish same, at BUYER's expense, if any.

19. **TIME IS OF THE ESSENCE IN THIS AGREEMENT**. As used in this Agreement, "days" means calendar days. Any time periods herein, other than the time of acceptance, which end on a Saturday, Sunday or federal holiday shall extend to the next day which is not a Saturday, Sunday or federal holiday. All references to a date other than the date of acceptance shall end at 7:00 p.m. Eastern Time.

20. **BUYER'S AND SELLER'S NOTICES:** BUYER and SELLER represent that they have not entered into any other agreements with real estate brokers other than those named below with regard to the Property. BUYER and SELLER give the Brokers authorization to advise surrounding neighbors who will be the new owner of the Property. "Broker", as used in this Agreement, is deemed to include all of Broker's licensees licensed to sell real property in the State of Florida.

21. **ESCROW DISCLOSURE:** BUYER and SELLER agree that Broker may place escrow funds in an interest-bearing account pursuant to the rules and regulations of the Florida Real Estate Commission and retain any interest earned as the cost associated with maintenance of said escrow.

22. **SOCIAL SECURITY OR TAX I.D. NUMBER**: BUYER and SELLER agree to provide their respective Social Security or Tax I.D. number to closing attorney/settlement agent upon request.

23. **1031 EXCHANGE:** BUYER or SELLER may elect to effect a tax-deferred exchange under Internal Revenue Service Code Section 1031(which shall not delay the closing), in which event BUYER and SELLER agree to sign documents required to effect the exchange, provided the non-exchanging party shall not incur any costs, fees or liability as a result of or in connection with the exchange.

24. **PAYOFF AUTHORIZATION:** SELLER hereby authorizes the closing attorney/settlement agent to obtain mortgage payoff letters (including from foreclosure attorneys) and homeowner's and condominium association estoppel letters on behalf of SELLER.

25. **FIRPTA TAX WITHHOLDING:** If any SELLER is a "foreign person" as defined by the Foreign Investment in Real Property Tax Act, the BUYER and SELLER shall comply with the Act, which may require SELLER to provide additional funds at closing. **SELLER agrees to disclose to the closing attorney/settlement agent at least 10 days before closing if any SELLER is not a U.S. citizen or resident alien.**

26. **TIME OF ACCEPTANCE:** IF THIS OFFER IS NOT SIGNED BY BUYER AND SELLER AND DELIVERED TO BUYER AND SELLER OR THEIR RESPECTIVE BROKER (INCLUDING ELECTRONICALLY OR BY FAX) ON OR BEFORE ________:01 ☐ A.M. ☐ P.M. ________________ (DATE), THIS OFFER WILL BE DEEMED WITHDRAWN.
    THE TIME FOR ACCEPTANCE OF ANY COUNTER OFFER SHALL BE ____________HOURS (24 HOURS IF LEFT BLANK) FROM THE TIME THE COUNTER OFFER IS DELIVERED.

27. **DATE OF ACCEPTANCE**: The date of acceptance of this Agreement shall be the date on which this Agreement is last executed by BUYER and SELLER and a fully executed copy has been delivered to BUYER and SELLER.

If this Agreement is not understood, BUYER and SELLER should seek competent legal advice.

WIRE FRAUD ALERT. Criminals are hacking email accounts of real estate agents, title companies, settlement attorneys and others, resulting in fraudulent wire instructions being used to divert funds to the account of the criminal. The emails look legitimate, but they are not. BUYER and SELLER are advised not to wire any funds without personally speaking with the intended recipient of the wire to confirm the routing number and the account number. BUYER and SELLER should not send personal information such as social security numbers, bank account numbers and credit card numbers except through secured email or personal delivery to the intended recipient. BUYER and SELLER agree to indemnify and hold harmless all brokers from all losses, liabilities, charges and costs they may incur due to any and all wire transfers or wire instructions relating to the transfer or issuance of funds.

Yevgeniy Davidzon (Digitally signed by Yevgeniy Davidzon Date: 2023.02.24 13:28:27 -07'00')	2/24/23	DocuSigned by: Jo Fischer ACFA6BE615834A8...	2/26/2023
BUYER	DATE	SELLER	DATE
Marital Status:		Marital Status:	
BUYER	DATE	SELLER	DATE
Marital Status:		Marital Status:	
BUYER	DATE	SELLER	DATE
Marital Status:		Marital Status:	
BUYER	DATE	SELLER	DATE
Marital Status:		Marital Status:	

☐ **Mark if any SELLER is not a U.S. Citizen or resident alien.**

Broker, by signature below, acknowledges receipt of $ ____________________ ☐ cash ☐ check as the binder deposit specified in paragraph 1(A) of this Agreement. It will be deposited and held in escrow pending disbursement according to the terms hereof, together with any additional binder deposit(s) escrowed by the terms of this Agreement.

Company	By	Title

END OF PURCHASE AND SALE AGREEMENT

Broker joins in this Agreement to evidence Broker's consent to be bound by the provisions of paragraph 12 and 18 above. This Agreement shall not be used to modify any multiple listing service or other offer of compensation made by Listing Broker or SELLER to Selling Broker.

HREO, LLC.	Berkshire Hathaway HomeServices BPOF
Firm Name of Selling Broker	Firm Name of Listing Broker
CQ1065661	CQ1029720
Broker's State License ID (BK Real Estate Number)	Broker's State License ID (BK Real Estate Number)
(720) 735-3974	850-960-1179
Phone for Selling Broker	Phone for Listing Broker
1032 E BRANDON BLVD #4488	6652 E County Hwy 30 A #110
Selling Broker Office Address	Listing Broker Office Address
BRANDON FL 33511	Inlet Beach, FL 32461
Selling Broker City, State, Zip Code	Listing Broker City, State, Zip Code
By: Yevgeniy Davidzon (Digitally signed by Yevgeniy Davidzon Date: 2023.02.24 13:29:25 -07'00')	By: Anne Winicki
Authorized Licensee Signature	Authorized Licensee Signature
Yevgeniy Davidzon	
Printed Name of Licensee	Printed Name of Licensee
deals@hco1llc.com	anne@annewinicki.com
Email Address	Email Address
(720) 735-3974	850-960-1179
Phone for Selling Licensee	Phone for Listing Licensee
BK3490496	BK603982
Licensee's State License ID (BK or SL Real Estate Number)	Licensee's State License ID (BK or SL Real Estate Number)

REALTOR®

EXTENSION AMENDMENT
COPYRIGHTED BY AND SUGGESTED FOR USE BY THE MEMBERS OF THE NORTHEAST FLORIDA ASSOCIATION OF REALTORS®, INC

REALTOR®

DS JFB YSD 02/28/23 9:49 AM MST dotloop verified

BUYER and SELLER agree to extend the following date(s) and/or time period(s) stated in the Purchase and Sale Agreement dated 2/24/23 between HCO 1, LLC. (BUYER) and Fischer Family Investments LLC. (SELLER) for the Property described as: 22802 Ann Miller Drive, Panama City Beach, FL 32413

(Mark whichever are applicable):

- ☑ Date of closing is extended to on or before 4/25/2023
- ☐ Loan Approval Period is extended to ______
- ☐ Inspection Period is extended to ______
- ☐ Time within which to enter into a written agreement for repairs/replacements/treatments is extended to ______
- ☐ Time to cure title defects is extended to ______
- ☐ Time to complete repairs is extended to ______

The cost for an updated or additional association estoppel/statement or mortgage payoff letter shall be paid by BUYER ☑ OR SELLER ☐

Except as modified by this Extension Amendment, the Purchase and Sale Agreement shall remain unchanged and in full force and effect. In any conflict of terms between this Extension Amendment and the Purchase and Sale Agreement, the terms of this Extension Amendment shall govern.

BUYER	DATE	SELLER	DATE
Yevgeniy Davidzon (Digitally signed by Yevgeniy Davidzon Date: 2023.02.27 12:36:28 -07'00')	02/27/23	DocuSigned by: Jo Fischer ACFA6BE015834A8...	2/28/2023
BUYER	DATE	SELLER	DATE
BUYER	DATE	SELLER	DATE
BUYER	DATE	SELLER	DATE